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                                                                   Exhibit 10.55


                     PREMISES LICENSE AND SERVICES AGREEMENT

This Premises License and Services Agreement ("Agreement") dated as of the 16th day of October, 2000 is by and among TRUSTEES OF BOSTON UNIVERSITY, a Massachusetts non-profit corporation with an address at 147 Bay State Road, Boston, Massachusetts 02215 (the "University"), Beacon Telco, L.P., a Delaware Limited Partnership with an address at 8 St. Mary's Street, Boston, MA 02215 ("Telco") and VERILINK CORPORATION, a Delaware corporation with an address at 950 Explorer Blvd., Huntsville, AL 35806 (the "Company").

         WHEREAS, Company entered into a Cooperative Research Agreement on October 13, 2000 with Telco with respect to the development of an optical networking product prototype for the telecommunications access market (the "Developed Prototype Product") (the "Cooperative Research Agreement");

         WHEREAS, Company desires to participate in the Photonics Center Incubator and Accelerator Program and, as a part thereof, to obtain a license from Trustees of Boston University to use certain University premises and to obtain certain engineering support services of the University's Photonics Center in furtherance of the objective which is a research and development project subject to the Cooperative Research Agreement (the "Project") and intended to create prototype products based on an optical networking product for the telecommunications access market with modular, extendable architectures, with software to be developed thereunder (the "Project");

         WHEREAS, the University is willing to license the use of certain University premises to Company, and to permit Company to access certain engineering support services, all in furtherance of the Project; and

         WHEREAS, the parties intend that in consideration for Company being provided with access to certain University premises and services granted by the University to Company under this Agreement, Company shall issue and deliver Warrants and Bonus Payments to Telco, pursuant to the terms and conditions of the Cooperative Research Agreement (for purposes of the first Bonus Payment) and a separate Warrant and Stockholders Agreement between Company and Telco.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the University, Telco and Company hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meaning accorded to them below:

         "BACKGROUND INTELLECTUAL PROPERTY" means Intellectual Property owned by University which was in existence prior to this Agreement and which would be of use to Company in conducting its work under this Agreement. Licensing of Background Intellectual Property, if agreed to by the Parties, shall be the subject of separate licensing agreements between the University and Company, provided however, that any Background Intellectual Property of the University which is necessary for Company to use in performing the research and development activities referenced in this Agreement shall be deemed to have been licensed to Company on a



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royalty-free basis, but solely for performing such research and development during the Term of and pursuant to the Cooperative Research Agreement.. To the extent that a license(s) to Boston University Intellectual Property would be necessary at law with respect to the use, sale, manufacturing or commercialization of the Developed Prototype Product by Company after conclusion of the Cooperative Research Agreement, such license(s) shall be subject to the mutual agreement of Company and the University. Background Intellectual Properties and Boston University Intellectual Property are not Subject Inventions for ownership and rights of use purposes.

         "BOSTON UNIVERSITY INTELLECTUAL PROPERTY" shall be deemed to mean any Intellectual Property in existence as of the Effective Date of this Agreement which is owned exclusively by the University, and which the University has the right to license for the purpose specified in the separate license agreement referenced above.

         "BUILDING" means the building located at 8 St. Mary's Street, Boston, MA 02215

         "DEVELOPED PROTOTYPE PRODUCT" means the prototype to be developed pursuant to the Cooperative Research Agreement, and which expressly excludes any Generated Information, Subject Inventions, Mask Works, Intellectual Property, and Background Intellectual Property content to the extent owned by Telco, Beacon Photonics, Inc., Beacon Photonics, L.P., or the University, including but not limited to, Boston University Intellectual Property.

         "GENERATED INFORMATION" means all information, however characterized, originally developed or created by each Party's personnel in connection with the Cooperative Research Agreement, including but not limited to, the source and object code of any software developed hereunder but, excluding any Confidential Information, Background Intellectual Property, Boston University Intellectual Property or content of the Party who did not generate it.

         "INTELLECTUAL PROPERTY" means patents, pending patent applications, Trademarks, copyrights, Mask Works, Confidential Information and other forms of comparable property rights protected by Federal Law, state law, and foreign counterparts.

         "LICENSED PREMISES" means as applied to Company (a) approximately 2500 square feet of office space on the sixth (6th) Floor of the Building as more particularly described on the floor plan attached as Exhibit A hereto, and (b) shared access to, on a basis reasonably equivalent to other users thereof as determined solely by the University in its good faith discretion, (i) the Optics Laboratory 615 on the sixth (6th) Floor of the Building; and (ii) other laboratories in the Building, and the equipment therein. Access to these other laboratories will be coordinated through the University in its sole good faith discretion.

         "MASK WORK" means a series of related images, however fixed or encoded, having or representing the predetermined, three-dimensional pattern of metallic, insulating or semiconductor material present or removed from the layers of a semiconductor chip product; and in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product.

         "PERMITTED USES" means for purposes of the Company, research and development for purposes limited to the Project, but excluding any manufacturing or commercialization purposes.

         "SUBJECT INVENTION" means any invention(s) of the University, Telco or Company, both first conceived and actually reduced to practice (as defined under the United States patent laws), in the performance of work under this Agreement, but excluding any Intellectual Property of any Party(s) not the inventor.



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         "TRADEMARK" means a distinctive mark, symbol or emblem used in commerce by a producer or manufacturer to identify and distinguish its goods or services from those of others.

                                   ARTICLE II
                              TERM AND TERMINATION

         SECTION 2.01. TERM OF AGREEMENT. This Agreement shall co-exist with the term of the Cooperative Research Agreement and shall commence on the date that the Cooperative Research Agreement, Warranty and Stockholder's Agreement, and this Agreement have been fully executed (the "Term Commencement Date"). This Agreement shall terminate on the expiration or termination of the Cooperative Research Agreement or in eighteen (18) months from the Term Commencement Date, whichever first occurs (which date for the termination of the term hereof shall hereafter be called the "Termination Date").

         SECTION 2.02. TERMINATION. In the event that Company shall neglect or fail to perform or observe any of Company's covenants and agreements herein, and such nonperformance continues for thirty (30) business days after receipt of written notice thereof to Company, as the case may be, the University may terminate this Agreement with respect to the Party in breach without prejudice to any other right or remedy of the University or of Telco with respect to the Warranty Agreement and with respect to Telco's right to receive the first Bonus Payment pursuant to Article IV of the Cooperative Research Agreement and Company shall forthwith upon request by the University, vacate and yield up the Licensed Premises; provided, however, that if Company again neglects or fails to perform or observe its covenants and agreements of the same nature herein after having cured such covenants and agreements in the past, the University may terminate this Agreement as to that Party at any time without further notice.

                                   ARTICLE III
                      CONSIDERATION FOR LICENSED PREMISES,
                PHOTONICS CENTER SERVICES AND ENGINEERING SUPPORT

         SECTION 3.01. ISSUANCE OF WARRANTS AND BONUS PAYMENTS. Company acknowledges and agrees that in partial consideration for the University granting Company a premises license pursuant to Article V and the services to be provided pursuant to Article IV, Company has agreed to issue and deliver Warrants and Bonus Payments as defined in, and pursuant to, the terms and conditions of the Warrant and Stockholders Agreement and the Cooperative Research Agreement executed between Company and Telco, bearing the same Effective Date as this Premises License and Services Agreement.

                                   ARTICLE IV
                       SERVICES PROVIDED BY THE UNIVERSITY

         SECTION 4.01. GENERAL SERVICES OF LICENSED PREMISES. The University agrees to provide to the Licensed Premises, at no additional cost to Company, janitorial services, waste disposal services of the Office of Environmental Health Services pursuant to Section 5.15., electricity, heat, air conditioning, and domestic water in the same manner and amounts as such services and utilities are provided to other occupants of the Building. The University reserves the right to interrupt, curtail, stop or suspend the furnishing of services provided for in this Section 4.01 and the operation of Building systems, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of the University desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of the University, until



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said cause has been removed. The University shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

         SECTION 4.02. OFFICE SUPPLIES AND EQUIPMENT. During the Term, the University shall provide Company with (i) use of office furniture currently located in the office space portion of the Licensed Premises, (ii) use of a telephone (not including the fees for the use thereof), (iii) shared use of and access to a copy machine, and (iv) access to the University network consistent with the University's computer use policies and under the direction of the University's Office of Information.

         SECTION 4.03. LABORATORY SUPPLIES. Company shall be solely responsible for providing all of the laboratory supplies and consumables that it requires for use in the Licensed Premises related to the development of the Project, as well as the maintenance, loss of, or damage to any of these laboratory supplies and consumables. In the event that the University provides any such laboratory supplies and consumables to Company, Company shall pay the University for all such laboratory supplies and consumables it uses, at rates customarily imposed, as well as be responsible for the maintenance, loss of, or damage to any such miscellaneous laboratory supplies and consumables. The University shall invoice Company for such laboratory supplies and consumables to be paid by Company within thirty (30) days of receipt of an invoice.

         SECTION 4.04. TECHNICAL AND ENGINEERING DEVELOPMENT SUPPORT. In addition to the services to be provided pursuant this Article IV, Company shall be entitled to have access to technical and engineering personnel of the University through its Photonics Center, as determined solely by the University in its good faith discretion, to provide assistance only and solely with respect to the Project (the "Engineering Services").

         SECTION 4.05. UNIVERSITY PERSONNEL AGREEMENTS AND POLICIES. Company and Telco each acknowledges and agrees that as a condition of employment by the University, the technical, engineering and academic personnel of the University are required to execute agreements with the University which, by their terms, will result in all Intellectual Property Rights, Generated Information and Subject Inventions conceived and/or developed by such personnel while employed by the University, belonging solely and exclusively to the University. Accordingly, and notwithstanding any separate confidentiality agreements that Company may enter into with any University personnel pursuant to Article 6.01.a. of this Agreement, all such Intellectual Property Rights, Generated Information and Subject Inventions shall be owned exclusively by the University and accordingly, no disclosure of the same to the University by such University personnel shall be deemed to be a disclosure of Company Confidential Information in violation of any obligations which any such personnel may have undertaken with Company. Company and Telco each acknowledges and agrees that no provision of this Agreement or of the Cooperative Research Agreement is intended to or shall otherwise operate in any way to modify or waive the requirements contained in such agreements. With respect to Company Confidential Information, Company acknowledges and agrees that any disclosures of such Confidential Information by Company must only be pursuant to confidentiality agreements between Company and University personnel as individuals. The terms and conditions of such confidentiality agreements are for Company alone to dictate, and the University shall not be responsible or liable to Company or to any third party for any breach of those agreements by such personnel and any damages which the Company or any such third party might incur as a result.

                                    ARTICLE V
                        LICENSE OF THE LICENSED PREMISES

         SECTION 5.01. LICENSED PREMISES. The University hereby grants to Company, and Company hereby accepts from the University, the non-exclusive right to use the Licensed



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Premises as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to the terms and conditions of this Agreement and subject to the rights of the University hereinafter reserved. Company hereby acknowledges and agrees that the Licensed Premises, including but not limited to all manner of resources to which Company will have access in connection therewith, are being provided by the University and are hereby accepted by Company on an "AS IS" and "AS SHOWN" basis with no warranties or representations of any kind having been made by the University or to be implied.

         SECTION 5.02. APPURTENANT RIGHTS. Company shall have, as determined solely by the University, as appurtenant to the Licensed Premises, rights to use as well as the right to permit others to use in common, subject to any University safety policies and procedures in effect during the Term and generally applicable to other users of the Building, those common roadways, walkways, elevators, lobbies, hallways and stairways necessary and appropriate, for access to that portion of the Building occupied by the Licensed Premises. Company shall also have access, in common with other occupants of the Building, to conference rooms on an "as-available" basis.

         SECTION 5.03. EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the Licensed Premises except the inner surfaces thereof, any balconies, terraces or roofs adjacent to the Licensed Premises, and any space in or adjacent to the Licensed Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, ducts, electric or other utilities, or other Building facilities, and the use thereof, as well as the right of access through the Licensed Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to the University.

         SECTION 5.04. LICENSE AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE RIGHT TO ACCESS AND USE THE LICENSED PREMISES UNDER THIS AGREEMENT SHALL BE DEEMED TO BE A LICENSE ONLY AND SHALL NOT BE CONSTRUED TO BE A LEASE, JOINT VENTURE, OR PARTNERSHIP, OR AS EVIDENCING ANY RELATIONSHIP BETWEEN THE UNIVERSITY AND COMPANY OTHER THAN AS LICENSOR AND LICENSEES RESPECTIVELY. NO INTEREST IN THE REAL ESTATE INCLUDING BUT NOT LIMITED TO ANY AND ALL ASSOCIATED FIXTURES IS CONVEYED BY THE UNIVERSITY TO COMPANY.

         SECTION 5.05. PERMITTED USES. Company shall be entitled to occupy and use the Licensed Premises solely for the Permitted Use and for no other purpose. Service and utility areas (whether or not a part of the Licensed Premises) shall be used only for the particular purpose for which they were designated.

         SECTION 5.06. PROHIBITED USES. Notwithstanding any provision of this Agreement which may indicate or suggest the contrary, including but not limited to Section 5.05 above, Company agrees not to use, or suffer or permit the use of, or suffer or permit anything to be done in or around any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Agreement, (ii) for any unlawful purposes or in any unlawful manner, or (iii) which, in the reasonable judgment of the University, shall in any way (a) impair or tend to impair the appearance or reputation of the Building, (b) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building, or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building, whether through the transmission of noise or odors or otherwise.

         SECTION 5.07. LICENSES AND PERMITS. To the extent allowed by any applicable laws and regulations, Company may conduct research and development in pursuit of the Project and



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consistent with the terms of the Cooperative Research Agreement, and dispose of waste materials, under University's existing licenses and permits but such licenses and permits shall not be deemed to in any way expand upon the singular purpose for which the University has agreed to permit Company to access and use the Licensed Premises which is solely for the Permitted Use. Company shall have no right to use University licenses and permits outside of the Licensed Premises and any other University owned property without the written permission of the University. In addition, Company shall coordinate any handling or disposal of any hazardous material with the University pursuant to Section 5.15. If any governmental license or permit other than existing University licenses and permits shall be required for the proper and lawful conduct of the Permitted Use by Company, or if such existing licenses and permits are otherwise insufficient for the Permitted Use, Company, at no cost or expense to the University or any third party, shall duly procure and thereafter maintain for the duration of this Agreement whatever licenses and/or permits are required, such additional license or permit and submit the same to inspection by the University. Company, at Company's expense, shall at all times comply with the terms and conditions of each such license or permit in this Section 5.07.

         SECTION 5.08. CHANGES OR ALTERATIONS BY THE UNIVERSITY. The University reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Company therefor or otherwise affecting Company's obligations under this Agreement, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Licensed Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building. Nothing contained in this Section 5.08 shall be deemed to relieve Company of any duty, obligation or liability of Company with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. To the extent that Company purchases any equipment or property pursuant to the Cooperative Research Agreement in connection with the Project such equipment or property may not become a fixture of the Building without the University's express prior written consent in each instance. In the event any equipment and/or property does become a fixture of the Building, the University shall be entitled to purchase, and Company agrees to sell to the University, Company's ownership interest in any and all such equipment and property on a depreciated cost basis consistent with industry practice.

         SECTION 5.09. ALTERATIONS AND IMPROVEMENTS BY COMPANY. Company agrees not to make any alterations, installations, removals, additions or improvements in or to the Licensed Premises without the University's prior written consent, which consent shall be in the University's sole and unfettered discretion.

         SECTION 5.10. REPAIRS BY COMPANY. Company agrees to keep or cause to be kept the Licensed Premises neat and clean and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the Term, reasonable use and wear thereof and damage by fire or unavoidable casualty excepted. Without limiting the generality of the foregoing, Company agrees to replace all windows with glass of the same quality whenever broken as a result of negligence or misconduct attributable to Company. Company agrees that any and all repairs hereunder shall be made by or at the direction of the University's Office of the Physical Plant and, unless otherwise agreed, at Company's sole and respective cost and expense.

         SECTION 5.11. RULES AND REGULATIONS. Company and an their respective servants, employees, agents, visitors and licensees will faithfully observe such rules and regulations as the University hereafter at any time or from time to time may make and may communicate in writing to Company, and which in the reasonable judgment of the University shall be necessary for the



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reputation, safety, care or appearance of the Building and the land on which it is situated (together, the "Property"), or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Agreement and any such rules and regulations, the provisions of this Agreement shall control, and provided further that nothing contained in this Agreement shall be construed to impose upon the University any duty or obligation to enforce such rules and regulations or the terms, covenants or conditions in any other lease, license or occupancy agreement as against any other tenant or occupant and the University shall not be liable to Company for violation of the same by any other tenant or occupant, its servants, employees, agents, visitors, invitees or licensees. Consistent with this provision, University shall be entitled to require that Company promptly remove any of its employees and/or agents from the BU Photonics Center who University reasonably believes are in violation of any rules, regulations or policies of the University in general or of the BU Photonics Center in particular. University rules, regulations and policies to which Company and its personnel are required to comply may be viewed on the University Website www.bu.edu but are not all-inclusive and may change, from time to time. Accordingly, it shall be Company's responsibility to ensure that it remains current and complies with the University's then-current published rules, regulations and policies, as well as with whatever other rules, regulations or policies are otherwise required and imposed by the University with the appropriate informative notice.

         SECTION 5.12. ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Company agrees to give to the University prompt notice of any fire or accident in the Licensed Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Licensed Premises. Company agrees not to suffer or permit the Licensed Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced. Company agrees not to permit any hole to be drilled or made in any structural part of the Licensed Premises of the Building, without the prior written consent of the University, which consent shall be at the University's sole and unfettered discretion.

         SECTION 5.13. SIGNS, BLINDS AND DRAPES. Company agrees not to place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Licensed Premises without the prior written approval of the University. Company shall be responsible for obtaining any required sign permits for signs it erects. No blinds may be put on or in any window nor may any Building drapes or blinds be removed by Company.

         SECTION 5.14. ESTOPPEL CERTIFICATE. In connection with any proposed sale or financing of all or part of the Building, Company shall upon not less than ten (10) days' prior notice by the University to Company execute, acknowledge and deliver to such prospective purchaser or lender a statement in writing certifying whether this Agreement is unmodified and/or in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which any fees and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate the University is in default in the performance of any covenant, agreement, term, provision or condition contained in this Agreement and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of any interest of the University in the Property or any lender, mortgagee or prospective lender or mortgagee of the University.

         SECTION 5.15. PROHIBITED ITEMS. Subject to the provisions of Section 5.07, Company agrees not to bring or permit to be brought or kept in or on the Licensed Premises or elsewhere in the Building any radioactive, hazardous, inflammable, combustible or explosive fluid, material, chemical or substance (hereinafter referred to as "Hazardous Materials") (except such as are



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related to Company's use of the Licensed Premises, provided that the Hazardous
Materials are stored, handled and disposed of in a proper fashion consistent with applicable University and legal standards) or take any action with respect thereto in violation of, or in a manner that would give rise to liability under any applicable law, including without limitation, M.G.L. c. 21C or 21E. Company shall abide by policies of, coordinate with and notify in writing the University's Office of Environmental Health and Safety (the "Office of EHS") with respect to (i) the use, storage, handling and disposal of any Hazardous Materials, and (ii) any applicable training requirements. Company also agrees that any and all disposal of its Hazardous Materials hereunder shall be made by or at the direction of the Office of EHS. The University shall initially be responsible for all costs and expenses of disposal of Company's and Telco's Hazardous Materials unless the University determines, in its sole and unfettered discretion, that the volume of Company's Hazardous Materials for disposal is too large, all such disposal costs and expenses shall then be paid solely by Company at rates customarily imposed.

         SECTION 5.16. REQUIREMENTS OF LAW, FINES AND PENALTIES. Company , at its sole expense, shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon the University or Company with respect to and arising out of Company's use or occupancy of the Licensed Premises, provided however that Company may contest any such law, rule, order or regulation in good faith so long as the University is not adversely affected thereby. Company shall reimburse and compensate the University for all expenditures made by, or damages or fines sustained or incurred by, the University due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Agreement upon Company's part to be kept, observed, performed or complied with. If Company receives notices of any violation of law, ordinance, order or regulation applicable to the Licensed Premises, it shall give prompt notice thereof to the University.

         SECTION 5.17. COMPANY'S ACTS, EFFECTS ON INSURANCE. Company agrees not to do or permit to be done any act or thing upon the Licensed Premises or elsewhere in the Building which will invalidate or be in conflict with any customary insurance policies covering the Building and the fixtures and property therein and shall not do, or permit to be done, any act or thing upon the Licensed Premises which shall subject the University to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried out on said Licensed Premises or for any other reason. Company shall not (i) do, or permit anything to be done, in or upon the Licensed Premises, or bring or keep anything therein, except as will not increase the rate for any insurance applicable to the Building, or (ii) use the Licensed Premises in a manner which shall increase such insurance rates on the Building or on property located therein, over that applicable when Company first took occupancy of the Licensed Premises hereunder. If by reason of failure of Company to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Company shall reimburse the University for that part of any insurance premiums thereafter paid by the University, which shall have been charged because of such failure by Company.

         SECTION 5.18. CASUALTY AND TAKING. If during the Term all or any substantial part of the Licensed Premises or Building is damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or is taken by eminent domain or the University receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Premises License shall terminate at the University's election, which may be made, notwithstanding the University's entire interest may have been divested, by notice to Company and/or Telco, as applicable, within thirty
(30) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than ten nor more than thirty (30) days after the date of notice of such termination. If in any such case the Licensed Premises are rendered unfit for use and



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occupation and the Agreement is not so terminated, the University shall use due diligence to put the Licensed Premises, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Company which Company may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages available to the University.

         SECTION 5.19. REAL ESTATE TAXES. Company covenants to pay promptly any or all increases in real estate taxes levied or assessed or becoming payable for or in respect of the Building and other improvements located therein, attributable to this Agreement or to Company's use of the Licensed Premises, and provided further that the University shall provide Company with copies of the then current (increased) real estate tax bill, the prior bill and a breakdown of the taxes allocable to the Licensed Premises.

         SECTION 5.20. RESERVATION OF AWARD. The University reserves to itself any and all rights to receive awards made for damages to the Licensed Premises, Building or Property and the license hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Company hereby releases and assigns to the University all of its rights to such awards and covenants to deliver such further assignments and assurances thereof as the University may from time to time request and hereby irrevocably designates and appoints the University as its attorney-in-fact to execute and deliver in Company's name, as applicable, and on its behalf all such further assignments thereof. It is agreed and understood, however, that the University does not reserve to itself, and neither does Company assign to the University, any damages payable for (i) movable trade fixtures installed by Company, or any person claiming under Company, at its own expense or (ii) relocation expenses recoverable by Company from such authority in a separate action.

         SECTION 5.21. END OF TERM. Upon the expiration or other termination of the Term with respect to the Company, the Company shall peaceably quit and surrender to the University the Licensed Premises and all alterations and additions thereto which the Company is not entitled or required to remove under the provisions of this Agreement, broom-clean, in good order, repair and condition excepting only reasonable use and wear and damage by fire or other casualty for which, under other provisions of this Agreement, the Company has no responsibility of repair or restoration.

         SECTION 5.22. ABANDONED PROPERTY. Any personal property in which Company has an interest which shall remain in the Building or on the Licensed Premises after the expiration or termination of the Term shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as the University may see fit. Notwithstanding the foregoing, Company will, upon request of the University made not later than thirty (30) days after the expiration or termination of the Term, promptly remove from the Building any personal property or, if any part thereof shall be sold, that the University may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of charges payable hereunder by Company the University and any damages to which the University may be entitled under this Agreement or pursuant to law, with the balance, if any, to be paid to Company.

                                   ARTICLE VI
                              INTELLECTUAL PROPERTY

         SECTION 6.01.  INTELLECTUAL PROPERTY RIGHTS.

         a. CONFIDENTIAL INFORMATION- Any disclosure of confidential information between Company and the University shall be solely pursuant to the terms and conditions of a separate Non-Disclosure Agreement between these same Parties. Accordingly, to the extent that Company may need to disclose any of its Confidential Information (as defined in the Cooperative Research Agreement) to any of the University's personnel who are designated by the University as being accessible to Company for purposes of the Project, Company shall be responsible for entering into its own confidentiality agreements with such individuals, pursuant and subject to the provisions of Section 4.05 above.

         b. GENERATED INFORMATION & COPYRIGHTS Each Party shall have exclusive ownership in and to Generated Information that it creates, including the resulting copyright to such original work, unless and to the extent expressly agreed otherwise on a case by case basis in writing. Accordingly, each Party's right to use its Generated Information, as defined, shall be subject to the following provisions:

            (i) Each Party agrees to place applicable copyright and other notices, as appropriate for the protection of copyright and mask work rights, in human readable form onto all physical media, and in digitally encoded form in the header of machine readable information recorded on such media such that the notice will appear in human readable form when the digital data is off loaded or the data is accessed for display or printout.

            (ii) Notwithstanding each Party's exclusive ownership of all Generated Information it creates, Company shall have the exclusive right to use all Generated Information with respect to the Developed Prototype Products as an optical networking product within, and for use in, the telecommunications access market segments agreed to by Telco and Company pursuant to the Cooperative Research Agreement ("Field A") and Telco and as well as the University shall have the non-exclusive right to use such Generated Information outside Field A ("Field B"), provided however, that the University shall make Generated Information owned by the University available to Company only to the extent that it applies to Field A, but the University shall be entitled to make market related Generated Information available to service providers in both Fields.

         c. REPORTING SUBJECT INVENTIONS

            (i) The Parties agree to disclose to each other through their respective Project Managers and maintain in confidence, each and every Subject Invention, whether or not patentable, protectable under the Patent Act, or otherwise reduced to practice. For the avoidance of doubt, the Parties shall be obligated to promptly disclose, in writing and on a confidential basis, inventive ideas conceived in connection with this project.

            (ii) These disclosures, to the extent known, shall be enabling to the extent required under 35 USC 112. The disclosure shall also identify any known actual or potential statutory bars (i.e. any disclosure of the invention without restrictions as to disclosure or use imposed upon the recipient, any offer to sell, and any public use of the invention). The Parties further agree to promptly disclose to each other, each and any subsequently known event(s) which is already or may later become, a statutory bar to obtaining patent protection on any given Subject Invention(s) anywhere in the world. All invention disclosures shall be marked as confidential

         d. TITLE TO INVENTIONS

            (i) Subject Inventions shall be owned jointly by the Parties if they constitute joint inventions of such Parties. To the extent that either Party is the sole inventor of any Subject Invention(s), that Party alone shall, as between the Parties, be the sole owner thereof. However, and notwithstanding ownership of any given Subject Invention, to the extent that any Subject Invention is based on or otherwise arose out of access to any Party's Confidential Information, each Party's right to use the Subject Invention, including the right to pursue patent protection thereon, shall be subject to its non-disclosure obligations with respect to the other Party's Confidential Information. Subject to the foregoing, and with respect to all Subject Inventions owned solely by the University or jointly by the University with Company, the University agrees to grant Company the exclusive, transferable, unrestricted and fully paid-up (subject, however, to the remaining portions of this subparagraph d. as they apply to additional license terms and conditions that may be required in order for Company to exercise any such license and which may contain restrictions and monetary obligations) right and license to use the Subject Inventions solely for the commercial exploitation of the Developed Prototype Product as an optical networking product within, and for use in Field A. In partial consideration for such grant, Company hereby grants to the University the non-exclusive, transferable, unrestricted and fully paid-up right and license to use Subject Inventions owned solely by Company or jointly with the University, in all areas and for all purposes outside of Field A ("Field B") For purposes of the University's license with respect to Company's sole Subject Inventions, such license shall apply only to those Subject Inventions which relate to, or which otherwise arose out of Company's access to, Telco's Confidential Information, Telco's Background Intellectual Property and/or the University's Background Intellectual Property. It is agreed, however, that Company's exercise of its license grant, as well as its right to use Subject Inventions which were conceived and reduced to practice solely by Company, shall be subject to the Parties reaching agreement as to the terms and conditions to govern any license grant to Company under any applicable Background Intellectual Property Rights owned or licensed by Contractor, and/or any Intellectual Property Rights owned or licensed by Beacon Photonics, Inc. and/or Beacon Photonics, L.P. or any Boston University Intellectual Property to the extent that such Intellectual Property is embodied in, or a license would otherwise be required at law in order to use any Subject Inventions pursuant to such license grant without infringing any Intellectual Property rights of Telco, Beacon Photonics, Inc. Beacon Photonics, L.P. or the University.

            (ii) Notwithstanding anything to the contrary in this Agreement, all Developed Prototype Products developed under the Cooperative Research Agreement shall be the sole property of Company, and as between the Parties to this Agreement, Company has the sole and exclusive right to make, use, manufacture and otherwise commercialize such Developed Prototype Products in any market throughout the world, including without limitation, Field A and Field B, subject to obtaining whatever licenses are required under this Agreement, and at law, with respect to any Subject Inventions, Generated Information which were not expressly granted by the University under this Agreement with respect to Field B, as well as any licenses required with respect to any Background Intellectual Property of the University, Beacon Photonics, Inc., Beacon Photonics, L.P., Boston University Intellectual Property and any third party Intellectual Property. The University covenants and agrees that any rights it may have at law with respect to the Developed Prototype Products are expressly waived, and the University agrees not to make, use, manufacture or otherwise commercialize the Developed Prototype Products in any market in the world, including without limitation, Field B. Company acknowledges and agrees, however, that no provision of this Agreement shall be deemed to restrict the University from developing, alone or with the cooperation of any third parties, any manner of telecommunications products, whether or not they compete with the Developed Prototype Products, so long as the University does not use any confidential information received from Company pursuant to any non-disclosure agreement that may be executed between the University and Company (which shall not be deemed to mean or include any non-disclosure of agreements which may be executed between Company and any University personnel) with respect to the Project, or any Generated Information or Subject Inventions owned solely by Company that the University was not licensed hereunder to use.

         e. FILING PATENT APPLICATIONS

            (i) The Parties agree that each Party shall be entitled to pursue, at its own respective cost and expense, patent protection on any Subject Inventions of which it is the sole inventor except to the extent that doing so would disclose any Confidential Information of the other Party. In such event, that other Party's prior permission shall be required, absent which the inventing Party shall be obligated to modify the patent application to remove any such Confidential Information content. With respect to Subject Inventions which constitute joint inventions, the inventing Parties shall determine, on a case by case basis, whether or not and to what extent patent protection will be pursued, if at all, it being understood that any co-inventor Party wishing not to pursue such protection in the interests of preserving the confidentiality of its Confidential Information shall be entitled to make the final decision. Subject to the preceding provision, the costs and expenses of pursuing and maintaining patent protection in the U.S. by co-inventor Parties shall be shared equally in every respect; to the extent that the co-inventor Parties are not in agreement regarding the extent to which foreign patent protection should be pursued, the co-inventor Party desirous of pursuing such protection may do so on its own, and at its own cost and expense. In such event, the other co-inventor Party who desired not to pursue such protection shall have no rights with respect to any resulting foreign patent(s) unless and until it reimburses the other co-inventor for its share of the out-of-pocket expenses incurred in pursuing such protection. With respect to Subject Inventions where the sole inventor Party does not itself wish to pursue patent protection but is willing to do so in the interests of any other Party, all costs and expense incurred in connection with the pursuit and maintenance of such protection shall be borne solely by the non-inventor Party desiring such protection. In any event, any Party's decision to practice a Subject Invention shall be at its own risk, cost and expense.

            (ii) Consistent with the provisions of this Agreement as they relate to Company's exclusive rights with respect to Field A as well as the University's shared non-exclusive rights with respective to Field B, University (regardless of ownership), shall not be entitled to authorize any third party to in any manner use or practice, directly or indirectly, any Generated Information or Subject Invention respectively, within Field A for a period of one (1) year from expiration or termination of this Agreement at which time, all exclusive rights shall terminate.

         SECTION 6.02. OTHER LICENSING RIGHTS. Any license granted to Company pursuant to this Article VI shall be subject to the Boston University Charles River Patent Policy, the provisions of the Bayh-Dole Act, Public Laws 96-517 and 98-620 (codified at 35 U.S.C. 200 et seq.)(the "Bayh-Dole Act") and the University's prior agreements with other sponsors and shall provide (i) for a reasonable royalty on net sales of products utilizing the licensed technology to be paid to the University, (ii) for the University to retain a non-exclusive license, with the right to grant sub-licenses, for research purposes only, (iii) that the rights of the United States of America arising from the Bayh-Dole Act, and the restrictions imposed upon the University by the Act, including any federal agency approvals required by or restrictions imposed by ss.202(c)(7), be specifically reserved and incorporated, and (iv) that Company (and its sub-licensees, if any) will exert its best efforts to introduce products utilizing the licensed technology into public use as rapidly as practicable.

                                   ARTICLE VII
                    INABILITY TO PERFORM, EXCULPATORY CLAUSE

         SECTION 7.01. INABILITY TO PERFORM, EXCULPATORY CLAUSE. Except as otherwise expressly provided in this Agreement, this Agreement and the obligations of Company to pay any fees or charges hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Company to be performed shall in no way be affected, impaired or excused because the University is unable to fulfill any of its obligations under this Agreement or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if the University is prevented or delayed from doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond the University's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department of subdivision thereof or any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each instance of inability of the University to perform, the University shall exercise reasonable diligence to eliminate the cause of such inability to perform.

                                  ARTICLE VIII
                     INSURANCE, EXONERATION AND EXCULPATION.

         SECTION 8.01. INSURANCE. Company shall maintain at its sole expense:
(a) Commercial General Liability Insurance naming the University, any managing agent designated by the University, and any holder of a mortgage of the Building as additional insureds, subject to a combined single limit of at least One Million U.S. Dollars ($1,000,000) each occurrence and Five Million U.S. Dollars ($5,000,000) in the aggregate for bodily injury and property damages, and from time to time thereafter in such higher amounts, if procurable, as may be reasonably required by the University are customarily carried by responsible office and laboratory tenants in the City of Boston; (b) so-called contents and improvements insurance adequately insuring all property belonging to or removable by Licensee and situated in the Licensed Premises; (c) worker's compensation insurance providing for the payment of statutory benefits required by law covering the persons employed by Company; and (d) employer's liability insurance with a minimum limit of One Million U.S. Dollars ($1,000,000).

         SECTION 8.02. CERTIFICATES OF INSURANCE. Such insurances shall be effected with insurers authorized to do business in Massachusetts under valid and enforceable policies, and such policies shall name the University and Company, and any additional parties designated by the University as the insureds, as their respective interests appear. Such insurance shall provide that it shall not be canceled without at least ten (10) days' prior written notice to each insured named therein. On or before the Term Commencement Date and thereafter prior to the expiration of each expiring policy, original copies of the policies provided for in Section 8.01. issued by the respective insurers, or certificates or binders of such policies setting forth in full the provisions thereof and issued by such insurers, shall be delivered by Company to the University and certificates as aforesaid of such policies shall upon the request of the University be delivered by Company to the holder of any mortgage affecting the Licensed Premises.

         SECTION 8.03. WAIVER OF SUBROGATION. Any insurance carried by either party with respect to the Licensed Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this License to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

         SECTION 8.04. PROPERTY OF COMPANY. In addition to and not in limitation to the foregoing, Company covenants and agrees that all of its merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Licensed Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, during the Term of this Agreement, shall be at the sole risk and hazard of Company, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by University, unless such damage or loss is due solely to University's negligence or willful misconduct.

                                   ARTICLE IX
                                 INDEMNIFICATION

         SECTION 9.01. Company agrees to defend (with counsel reasonably acceptable to the University), hold harmless and indemnify the University, its employees and agents, from and against any liability for injury, loss, accident, damages (however characterized), judgements, or settlements, with respect to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Company or any of its officers, directors, employees, agents, representatives or others for whose conduct Company may be responsible, or from any use made or thing done or occurring on the Licensed Premises not due to the negligence of the University (ii) resulting from the failure of Company, or any of its officers, directors, employees, agents, representatives or others for whose conduct Company may be responsible, to perform and discharge its covenants and obligations under this Agreement; and/or (iii) otherwise arising directly or indirectly out of the Project, including but not limited to, any products liability or intellectual property infringement and/or trade secret misappropriation claims with respect to the Developed Prototype Product(s) as well as any follow on products, whether or not considered to be successors of such Prototype Products.

                                    ARTICLE X
                             LIMITATION OF LIABILITY

         SECTION 10.01. With the exception of Company's obligations pursuant to the preceding Article IX, Company shall not be liable and in no event shall the University be liable with respect to any consequential, incidental, special or other indirect damages, such as lost profits, even if the such party has knowledge of the likelihood of such damages. Company acknowledges and agrees that any and all service(s) performed and input provided by University personnel are being supplied without charge and on an AS-IS basis only and University shall accordingly have no responsibility or liability with respect to any such services or input. For any claim concerning the performance or nonperformance of services by the University hereunder, Company's sole remedy shall be, at the University's option, to reperform the services at no charge to Company Subject to the foregoing, for any claims related whatsoever to the subject matter of this Agreement, regardless of the form of action, whether in contract or in tort, the liability of the each Party and its employees and agents for damages shall be restricted to direct damages, and such Party's maximum aggregate liability to the other with respect to any and all such claims shall not exceed the fees paid by Company to the University under this Agreement for the right to use the Licensed Premises.

                                   ARTICLE XI
                      ASSIGNMENT, MORTGAGING, SUBLICENCING

         SECTION 11.01. Company covenants and agrees that neither this Agreement nor the term and estate hereby granted nor any interest herein, including any services, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law), and that neither the Licensed Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Company, or used or occupied, or permitted to be used or occupied, or utilized for any reason whatsoever, by anyone other than Company, or for any use or purpose other than Permitted Uses of Licensed Premises, or be sublicensed, or offered or advertised for sublicensing, without prior written consent of the University in every case, which consent shall be at the University's sole and unfettered discretion. Notwithstanding the foregoing, this Agreement may be transferred or assigned without University consent to any wholly-owned subsidiary of Company or to any party that acquires all or substantially all of the stock or assets of the Company.

                                   ARTICLE XII
                                      BILLS

         SECTION 12.01. All bills and statements for reimbursement or other payments or charges due from Company and Telco to the University hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by the University to Company and/or Telco, as applicable. Company's failure to make timely payment of any undisputed amounts indicated by such bills and statements, for work done by the University at Company's, reimbursement provided for by this Agreement, or any other sums properly owing by Company to the University under this Agreement, shall be treated as default of this Agreement, in which event the University shall have the right to terminate this Agreement as to the defaulting Party upon thirty
(30) days written notice to Company the defaulting Party in addition to all rights and remedies provided in this Agreement.

         SECTION 12.02. INCREMENTAL COSTS. Company agrees to reimburse the University for all incremental costs incurred by the University with respect to any and all University personnel that are designated by the University as being available to the Company with respect to the Project. Incremental costs shall be deemed to include the University's out-of-pocket costs and expenses such as travel and living expenses for University personnel engaged in the Project, provided that (i) all travel and living expenses are incurred only in accordance with Company's Travel Expense Reimbursement Policy, a copy of which has been provided to the University, as amended from time to time by Company for its own business operations, and (ii) any other individual incremental expenses in excess of $10,000 individually, shall require the prior written approval of the Company. Incremental costs shall further include all hiring costs, commissions and salaries of any part-time or full-time personnel who are hired or are otherwise retained by the University solely for the duration of the Project or any portion thereof

                                  ARTICLE XIII
                                    PUBLICITY

         SECTION 13.01. Either party may publish or otherwise publicly disclose the fact that the parties have entered into an agreement to incubate and accelerate Company at the Photonics Center; provided that, no party may disclose the specific terms of this Agreement without the prior written consent of the other party. Beyond this, no party shall use the name of the other party or of any of their respective personnel in any publication, advertising or promotional material without the prior written consent of the other, which consent will not unreasonably be withheld. In any such statements, the relationship of the parties shall be accurately and appropriately described.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

         SECTION 14.01. SURVIVAL OF OBLIGATIONS. In the event of any termination of this Agreement, (i) the provisions of Articles III, VI, IX, X, XIII, XIV and Sections 2.02, 5.19., as well as any accrued payment obligation under this Agreement, shall survive any such termination; and (ii) such termination shall not affect either party's rights with respect to any breach or non-performance by any other party prior to such termination.

         SECTION 14.02. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its rules concerning conflicts of laws.

         SECTION 14.03. EXCLUSIVE VENUE; CONSENT TO JURISDICTION. Any action, suit or other proceeding pursuant to, arising under, or touching or concerning this Agreement or the transactions contemplated hereby shall be brought exclusively in any court of competent jurisdiction in Suffolk County, Commonwealth of Massachusetts. The parties agree to take any and all necessary or appropriate action to submit to the exclusive jurisdiction of any such court. In any such action, suit or proceeding, in addition to any other relief to which such party may be entitled.

         SECTION 14.04. AMENDMENT AND WAIVER. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

         SECTION 14.05. INDEPENDENT CONTRACTORS. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or otherwise on behalf of any other Party to this Agreement nor any third party. This Agreement and the relations hereby established by and between the University and the Company do not constitute a partnership, joint venture, agency or contract of employment between them.

         SECTION 14.06. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 14.07. NOTICES. All communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the addressee at the addresses set forth below, or such other address as either party may specify by notice sent in accordance with this section 15.06:

         If to the University:   Boston University Photonics Center
                                 8 Saint Mary's Street
                                 Boston, MA  02215
                                 Attention:  Deputy Director of the
                                 Photonics Center

         With a copy to:         Boston University
                                 Office of the General Counsel
                                 125 Bay State Road
                                 Boston, MA  02215
                                 Attention:  General Counsel

         If to Telco:            Beacon Telco, L.P.
                                 c/o Beacon Photonics, Inc., its General Partner
                                 8 Saint Mary's Street, suite 910
                                 Boston, MA 02215
                                 Attention: Alok Prasad

         With a copy to:         Bingham Dana LLP
                                 150 Federal Street
                                 Boston, MA 02110
                                 Attention:  Jack Concannon


         If to Company:          Verilink Corporation
                                 950 Explorer Blvd.
                                 Huntsville, AL 35806
                                 Attention:  Vice President and CFO

         With a copy to:         Powell, Goldstein, Frazer & Murphy LLP
                                 191 Peachtree Street, N.E., 16th Floor
                                 Atlanta, GA 30303
                                 Attention:  Eliot Robinson


         SECTION 14.08. SEVERABILITY. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court or arbitrator to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

         SECTION 14.09. CONFLICT OR INCONSISTENCY. In the event of any conflict or inconsistency between the terms and conditions hereof and any terms or conditions set forth in any purchase order or other document relating to the transactions contemplated by this Agreement, the terms and conditions set forth in this Agreement shall prevail.

         SECTION 14.10. CAPTIONS. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the terms and conditions hereof.

         SECTION 14.11. WORD MEANINGS. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.

         SECTION 14.12. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all prior agreements and understandings relating to the subject mater hereof, and no representations, inducements, promises or agreements, whether oral or otherwise, between such parties not contained herein or incorporated herein by reference shall be of any force or effect.

         SECTION 14.13. RULES OF CONSTRUCTION. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be presumptively construed against either of them.

         SECTION 14.14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                  (Remainder of page intentionally left blank.)

         IN WITNESS WHEREOF, the University, Telco and Company have caused this instrument to be executed under seal, as of the day and year first above written.


                                    TRUSTEES OF BOSTON UNIVERSITY



                                    By: /s/ Martin J. Howard
                                        ----------------------------------------
                                    Name: Martin J. Howard
                                    Title: Assistant Treasurer


                                    VERILINK CORPORATION



                                    By: /s/ Graham G. Pattison
                                        ----------------------------------------
                                    Name: Graham G. Pattison
                                    Title: President and Chief Executive Officer

                                    BEACON TELCO, L.P.
                                    BY BEACON PHOTONICS, INC., ITS GENERAL
                                      PARTNER



                                    By: /s/ Alok Prasad
                                        ----------------------------------------
                                    Name: Alok Prasad
                                    Title: President